Exhibit 99.1

Foghorn Therapeutics Announces Third Quarter 2020 Financial

Results and Provides Corporate Update

- Well positioned to advance broad pipeline with recent completion of IPO and Merck collaboration

- On track to submit an IND for FHD-286 by year end 2020 and for FHD-609 during the first half of 2021

- Strengthened management team with the appointment of Michael LaCascia as Chief Legal Officer

CAMBRIDGE, Mass.—(GLOBAL NEWSWIRE)—December 4, 2020—Foghorn Therapeutics Inc. (Nasdaq: FHTX), a company pioneering the discovery and development of a new class of medicines targeting genetically determined dependencies within the chromatin regulatory system, today reported financial results for the third quarter ended September 30, 2020 and provided a corporate update.

“This is an eventful period for Foghorn as the company is on the cusp of transitioning our first two compounds into clinical studies,” said Adrian Gottschalk, CEO of Foghorn. “We expect our first IND for FHD-286 to be submitted before the end of this year. In addition, our first degrader program, FHD-609, remains on track for an IND filing in the first half of next year. We have raised $240 million this year through a private financing round, subsequent IPO and our Merck collaboration, positioning the company to advance our broad pipeline targeting the chromatin regulatory system.”

Recent Corporate Highlights

•

Completed $135 Million Initial Public Offering: In October 2020, Foghorn sold 7,500,000 shares of common stock at a public offering price of $16 per share. In November 2020, the underwriters exercised their option to purchase an additional 951,837 shares of common stock at the public offering price. The gross proceeds of the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Foghorn, were $135.2 million.

•

Entered into collaboration agreement with Merck to discover and develop novel oncology therapeutics against a transcription factor target: Under the terms of the agreement, signed in July 2020, Foghorn received a $15 million upfront payment and is eligible to receive up to an additional $410 million in development, regulatory and commercial milestones as well as royalties on product sales if products are successfully developed and commercialized under the collaboration.

•	Strengthened management team: In November 2020, Foghorn appointed Michael

LaCascia as Chief Legal Officer.

Key Upcoming Milestones

•	FHD-286 IND submission expected by year end 2020: FHD-286, a highly potent, selective, allosteric, orally available small molecule enzymatic inhibitor is initially being developed in acute myelogenous leukemia and uveal melanoma. The company remains on track to submit an Investigational New Drug (IND) to the FDA by year end.

•

FHD-609 IND submission expected in the first half of 2021: FHD-609, a highly potent, selective, intravenous, small molecule protein degrader of BRD9 is initially being developed for the treatment of synovial sarcoma with the intention to expand into indications beyond synovial sarcoma, including SMARCB1-deleted tumors. The company remains on track to file an IND with the FDA in the first half of 2021.

Third Quarter 2020 Financial Results

•

Cash Position and Financial Guidance: Cash and cash equivalents as of September 30, 2020 were $74.6 million, compared to $15.0 million as of December 31, 2019. The September 30, 2020 cash and equivalents excludes $122.2 million in net proceeds from our initial public offering, which was completed in October 2020.

•

Revenues: Collaboration revenues for the third quarter of 2020 were $0.2 million, compared to no revenue for the third quarter of 2019, which reflects revenue recognized under our research collaboration agreement with Merck which was entered into in July 2020.

•

Research and Development (R&D) Expenses: R&D expenses for the third quarter of 2020 were $16.1 million, compared to $11.3 million for the third quarter of 2019. The increase in R&D expenses was primarily attributable to higher preclinical costs related to our first two programs and increased personnel to support our research and development activities.

•

General and Administrative (G&A) Expenses: G&A expenses for the third quarter of 2020 were $2.6 million, compared to $1.8 million for the third quarter of 2019. The increase in G&A expenses was primarily attributable to an increase in headcount in our general and administrative functions to support our business.

•

Net Loss: Net loss attributable to common stockholders was $18.4 million, or $3.12 per share, for the quarter ended September 30, 2020, compared to $13.1 million, or $3.05 per share, for the quarter ended September 30, 2019.

Foghorn Therapeutics Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$74,620	$14,981
Total assets	142,428	22,342
Notes payable, net of discount	14,791	15,112
Deferred revenue	14,821	—
Total stockholders’ deficit	(133,323)	(88,016)

Foghorn Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Collaboration revenue	$179	$—	$179	$—
Operating expenses:
Research and development	16,113	11,292	41,244	30,842
General and administrative	2,555	1,808	6,687	5,056
Total operating expenses	18,668	13,100	47,931	35,898
Loss from operations	(18,498)	(13,100)	(47,752)	(35,898)
Other income (expense):
Interest expense	(202)	(113)	(658)	(362)
Interest income and other income (expense), net	394	121	437	424
Change in fair value of preferred stock warrant liability	(70)	—	(69)	—

Total other income (expense), net	122	8	(290)	62

Net loss and comprehensive loss	$(18,367)	$(13,092)	$(48,042)	$(35,836)

Net loss per share attributable to common stockholders—basic and diluted	$(3.12)	$(3.05)	$(8.76)	$(8.96)

Weighted average common shares outstanding—basic and diluted	5,884,027	4,294,663	5,487,154	4,000,939

About Foghorn Therapeutics

Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The company is developing multiple product candidates in oncology and expects to file an IND for its first program later this year.

Forward-Looking Statements

This press release contains “forward-looking statements” regarding the Company’s recent corporate highlights, including the collaboration agreement with Merck, and key upcoming milestones. Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risk regarding the timing of filing an IND and other factors set forth under the heading “Risk Factors” in the Company’s registration statement on Form S-1. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Media Contact:

Fanny Cavalié, Foghorn Therapeutics

fcavalie@foghorntx.com

Gregory Kelley, Ogilvy

gregory.kelley@ogilvy.com

Investor Relations Contact:

Allan Reine, Foghorn Therapeutics

areine@foghorntx.com